UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  June 28, 2011

PIONEER POWER SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-155375	27-1347616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parker Plaza 400 Kelby Street, 9th Floor Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 867-0700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 5, 2011, Pioneer Power Solutions, Inc. (the “Company”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) concerning the acquisition by 7834080 Canada Inc., an indirect wholly-owned subsidiary of the Company, of all of the capital shares of Bemag Transformer Inc. (“Bemag”) and certain related agreements and transactions, including the acquisition of all of the equipment used by Vermont Transformers, an affiliate of Bemag, in the operation of its business.  This Amendment No. 1 (“Amendment No. 1”) is being filed to provide the financial statements described under Item 9.01 below, in accordance with the requirements of Item 9.01 of Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Bemag for the year ended June 30, 2011 and the unaudited financial statements of Bemag for the year ended June 30, 2010 are attached as Exhibit 99.1 to this Amendment No. 1 and are incorporated herein by reference.

(b) Pro forma financial information.

Unaudited pro forma consolidated financial statements and explanatory notes relating to the acquisition and related transactions for the six month period ended June 30, 2011 and for the year ended December 31, 2010 are attached as Exhibit 99.2 to this Amendment No. 1 and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
99.1	Audited financial statements of Bemag Transformer Inc. for the year ended June 30, 2011 and unaudited financial statements of Bemag Transformer Inc. for the year ended June 30, 2010.
99.2
Unaudited pro forma consolidated financial statements and explanatory notes relating to the acquisition and related transactions for the six month period ended June 30, 2011 and for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, INC.

Dated: January 13, 2012	By:	/s/ Andrew Minkow
Name: Andrew Minkow Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited financial statements of Bemag Transformer Inc. for the year ended June 30, 2011 and unaudited financial statements of Bemag Transformer Inc. for the year ended June 30, 2010.
99.2
Unaudited pro forma consolidated financial statements and explanatory notes relating to the acquisition and related transactions for the six month period ended June 30, 2011 and for the year ended December 31, 2010.